Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE ALL OF THE OUTSTANDING
7¾% SENIOR NOTES DUE 2014
FOR
7¾% SENIOR NOTES DUE 2014
REGISTERED UNDER THE SECURITIES ACT OF 1933
OF
BUILDING MATERIALS CORPORATION
OF AMERICA

This form or one substantially equivalent hereto must be used by registered holders of outstanding 73/4% Senior Notes due 2014 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 73/4% Senior Notes due 2014 that have been registered under the Securities Act of 1933, as amended (collectively, the “Registered Notes”), pursuant to the exchange offer described in the prospectus, dated [INSERT DATE OF PROSPECTUS] (the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust Company (the “Exchange Agent”) prior to [5:00 P.M. OR 12:01 A.M.], NEW YORK CITY TIME, on [INSERT DATE THAT IS 20 FULL BUSINESS DAYS AFTER THE COMMENCEMENT DATE]. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer-Procedures for Tendering-Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Hand, Regular, Registered or Certified Mail or Overnight Courier:
Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890-1615
Attention: Alisha Clendaniel

By Facsimile:
Wilmington Trust Company
Attention: Alisha Clendaniel
Facsimile No. 302-636-4139

By Telephone:
302-636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Building Materials Corporation of America (the “Company”) the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Old Notes (Please print)	Certificate Number(s) for Old Notes Tendered	Principal Amount of Old Notes Tendered

PLEASE SIGN HERE

X __________________________________________________   X __________________________

X __________________________________________________   X __________________________

X __________________________________________________   X __________________________

   Signature(s) of Owner                                                                                  Date

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):   ____________________________________________________________

                   ____________________________________________________________

                   ____________________________________________________________

Capacity:   ____________________________________________________________

Address(es):     ________________________________________________________

                            ________________________________________________________

|    |   The Depository Trust Company

(Check if Old Notes will be tendered by book-entry transfer)

Account Number: ___________________________________

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _______________________________________   _________________________________

                                                                                                                                          (Authorized signature)

Address: ___________________________________________   Title: ____________________________

___________________________________________________   Name: ___________________________

                                                                                                   (Zip Code)                            (Please type or print)

___________________________________________________   Date: ____________________________

                              Area Code and Telephone No.

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD
NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.